Exhibit 10.1
AMENDMENT NUMBER THREE
TO THE
HENRY SCHEIN, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2008

WHEREAS, Henry Schein, Inc. (the “Company”) maintains the Henry Schein, Inc. Supplemental Executive Retirement Plan, amended and restated effective as of January 1, 2008 (the “Plan”);
WHEREAS, pursuant to Section 16 of the Plan, the Board of Directors of the Company or an authorized committee may amend the Plan;
WHEREAS, the Compensation Committee is authorized to amend the Plan; and
WHEREAS, the Compensation Committee wishes to amend the Plan to clarify the manner in which payment of benefits under the Plan are made.
NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2012 as follows:

1.	Section 5(a) of the Plan is hereby amended in its entirety to read as follows:

“(a)	In the event of a Participant’s Termination of Employment, the Participant’s vested Benefit shall be paid in two installments as follows:

(i)
The first such installment shall be paid on the first biweekly payroll date immediately following the six-month anniversary of the date of Termination of Employment.  The amount of the first installment shall be equal to the Participant’s vested Benefit as of his Termination of Employment, as adjusted pursuant to Section 3(b).

(ii)
The second such installment shall be paid in the calendar year immediately following the date of the Termination of Employment.  The amount of the second installment shall be equal to any contributions credited to the Participant’s Account after the date of Termination of Employment.”

2.	Section 3(b) of the Plan is hereby amended in its entirety to read as follows:

“(b)	A Participant’s Accounts shall be adjusted for Earnings as of December 31 of each calendar year or at least annually as of any date determined by the Committee in its sole discretion.”

IN WITNESS WHEREOF, this amendment has been executed October 4, 2012.

HENRY SCHEIN, INC.

By: /s/ Lorelei McGlynn
Title: Vice President, Global Human Resources &
Financial Operations

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